                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) December 28, 1999


                            TEXFI INDUSTRIES, INC.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


         Delaware                        1-6797                   56-0795032
----------------------------    ------------------------     -------------------
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                       Identification No.)


                           1430 Broadway, 13th Floor
                           New York, New York 10018
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                   (Address of Principal Executive Offices)
                                  (Zip Code)


                                (212) 930-7200
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             (Registrant's Telephone Number, Including Area Code)


                                Not Applicable
             -----------------------------------------------------
             (Former name or address, if changed from last report)
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Item 5.        Other Events.

     On December 28, 1999, the Company negotiated Amendment Number Four to its credit facility dated August 28, 1998. The Fourth Amendment changed the definition of the Company's Borrowing Base to (a) reduce the borrowing rate on insured inhouse accounts receivable, (b) change certain borrowing rates and allowable inventory components, and (c) provide for a Junior Participation Amount through which certain participants shall purchase from the credit facility's lender group on a non-recourse basis junior participation interests aggregating $2.5 million. In addition, the Fourth Amendment (a) reduced the credit facility to $22.5 million, (b) expanded the Company's reporting requirements to the lender group, and (c) imposed minimum sales and EBITDA levels for five of the first six months of the Company's fiscal year 2000.

     In addition, the Company was in violation of its August 28, 1998 term loan for failing to remit monthly interest payments, principal installments, and monitoring fees since November 1, 1999. The Company entered into a Forbearance Agreement through which it (a) paid accrued interest on the term loan, (b) increased the term note by the balance of an unpaid anniversary fee due to the term loan lender, (c) provided for the infusion of subordinated debt or equity aggregating $1.5 million through March 20, 2000, (d) expanded the Company's reporting requirements to the lender, and (e) accelerated the termination date of the term loan to April 30, 2000.

     The Company's credit facility's Forbearance Agreement dated October 8, 1999 had expired. The Company negotiated a new credit Facility Forbearance Agreement dated December 28, 1999 with the lender group which effectively (a) extended the Company's working capital financing through April 30, 2000, (b) expanded the Company's reporting requirements to the lender group, (c) required a junior participation agreement as described in the Fourth Amendment, and (d) prohibited payment of interest or principal on any of the Company's subordinated debt.

     As a condition precedent to the three Agreements described above, the Company amended and restated its Factoring Agreement with the CIT Group whereby the Company agreed to (a) factor not less than 2/3rds of all its eligible accounts receivables with the CIT Group and (b) allow the CIT Group to process and administer the Company's inhouse receivables.

     The Agreements are filed as Exhibits hereto and are incorporated by reference herein.
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Item 7.        Financial Statements and Exhibits.

               (a)  Exhibits

               Exhibit 4(d)(1) Fourth Amendment to Loan and Security Agreement and Note Modification Agreement dated December 28, 1999, among Registrant, as Borrower, and the Financial Institutions referred to therein, and BankBoston, N.A., as Agent.

               Exhibit 4(d)(2) Forbearance Agreement dated December 29, 1999, among Registrant, as Borrower, and Back Bay Capital Funding, LLC (f/k/a Back Bay Capital, LLC.).

               Exhibit 4(d)(3) Forbearance Agreement dated December 28, 1999, among Registrant, as Borrower, and the Financial Institutions referred to therein, and BankBoston, N.A., as Agent.

               Exhibit 4(d)(4) Amended and Restated Assignment of Factoring Proceeds Agreement dated December 28, 1999, among Registrant, as Borrower, and the CIT Group/Commercial Services, Inc.
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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2000

                                        TEXFI INDUSTRIES, INC.

                                        By: /s/ Robert P. Ambrosini
                                            ----------------------------------
                                            Robert P. Ambrosini
                                            Executive Vice President and Chief
                                            Financial Officer